EXHIBIT 99.1

j2 Global Reports Q1 2003 Earnings per Share of $0.41
Announces 47% Increase in Quarterly Revenue vs. Q1 2002

Company revises fiscal 2003 earnings per share estimates upwards

LOS ANGELES, Calif..—April 21, 2003—j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today reported financial results for the first quarter ended March 31, 2003.

First Quarter 2003 Results

Total revenues for the first quarter of 2003 increased 47% to $15.2 million, compared to $10.4 million for the first quarter of 2002. Total revenues in Q1 2003 grew 8.4% versus Q4 2002.

Earnings Before Taxes for Q1 2003 increased to $5.3 million, or 247%, compared to $1.5 million for the first quarter of 2002. GAAP net earnings for Q1 2003 were $5.0 million, compared to $1.7 million in Q1 2002 and compared to $5.3 million for Q4 2002 (included in Q4 2002 was a one-time, non-cash recovery of $694,000 of marketing expenses). GAAP net earnings per share on a fully diluted basis for Q1 2003 increased to $0.41 per share compared to $0.16 per share in Q1 2002.

Key financial results for the first quarter 2003 versus the first quarter of 2002 are as follows:

	Quarter	Quarter
	Ended	Ended
	Q1 2003	Q1 2002

Revenue	$15.2 million	$10.4 million

Earnings Before Taxes	$5.3 million	$1.5 million

GAAP Net Earnings	$5.0 million	$1.7 million

GAAP Net Earnings per fully diluted share	$0.41	$0.16

Free Cash Flow (1)	$5.0 million	$1.2 million

                            (1)    Net cash provided by operating activities, less expenditures on furniture, fixtures and equipment

“During the first quarter of 2003, we invested significantly in all aspects of our business,” said Scott Jarus, president of j2 Global. “In particular, we increased our number of corporate sales representatives from 10 to 18, and made significant investments in our network infrastructure. We are pleased that even with these activities, we were able to deliver solid financial results while continuing to meet the needs of our growing customer base.”

2003 Business Outlook

Revised 2003 Estimates
In light of the Company’s performance through the first quarter of 2003, j2 Global announced that it has revised upwards its 2003 GAAP net earnings per share estimate. In February 2003, the Company announced that it expected its revenue and GAAP net earnings per fully diluted share for 2003 to range from $66.0 to $69.0 million and $1.65 to $1.85, respectively. j2 Global now expects its 2003 GAAP net earnings per fully diluted share to range from $1.70 to $1.85. The following chart summarizes this revision, which is based upon current information as of April 21, 2003:

	Revised	Previous
	Guidance	Guidance

Revenue	$66.0 — $69.0 million	$66.0 — $69.0 million

GAAP Net Earnings per fully diluted share(1)	$1.70 — $1.85	$1.65 — $1.85

(1)	Revised guidance is based upon fully diluted shares of 12,595,775 as of April 14, 2003. Previous guidance was based upon fully diluted shares of 12,356,278.

Q2 2003 Estimates
For the second quarter of 2003, j2 Global anticipates revenue to approximate $16.3 million and GAAP net earnings per fully diluted share to approximate $0.43.

Quarter
Ended
Q2 2003

Revenue	$16.3 million

GAAP Net Earnings per fully diluted share(1)	$0.43

(1)	Guidance is based upon fully diluted shares of 12,595,775 as of April 14, 2003.

About j2 Global Communications

Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to more than four million customers around the world. j2 Global’s network spans more than 1,000 cities in 18 countries on five continents. The Company offers its patented services and software through three distinct sales channels: Web, Corporate and Licensed Services, and markets those services under the j2®, eFax®, jConnect®, jFax®, ConsensusTM, Hotsend®, PaperMaster®, Protofax® and Documagix® brands. As of March 31, 2003, j2 Global had achieved 24 consecutive quarters of revenue growth and five consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:
Christine Brodeur or C.J. Nance	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556 or 310-829-0534	323-372-3617
info@socketmedia.com	press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward–looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “2003 Business Outlook” portion. These forward–looking statements are based on management’s current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward–looking statements. These factors and uncertainties include, among other items: Ability to obtain telephone numbers in sufficient quantities on acceptable terms; subscriber growth and retention; uncertainties regarding the protection of proprietary technology or infringement of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and communications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10–K filed by j2 Global on March 31, 2003 and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “2003 Business Outlook” portion of this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after April 21, 2003, the Company undertakes no obligation to revise or update this guidance.

j2 Global Communications, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three months ended
	March 31,

	2003	2002

Revenues
Subscriber	$14,454	$9,370
Advertising	612	827
Licensed services and other	142	182

Total revenue	15,208	10,379
Cost of revenues	3,010	3,440

Gross profit	12,198	6,939

Operating expenses:
Sales and marketing	2,510	1,296
Research and development	1,026	787
General and administrative	3,468	3,433

Total operating expenses	7,004	5,516
Operating earnings	5,194	1,423
Other income, net	74	93

Earnings before income taxes and cumulative effect
of change in accounting principle	5,268	1,516
Income tax expense	235	--

Earnings before cumulative effect of change in accounting
principle	5,033	1,516
Cumulative effect of change in accounting principle	--	225

Net earnings	$5,033	$1,741

Basic net earnings per share	$0.45	$0.16

Diluted net earnings per share	$0.41	$0.16

Basic weighted average shares
outstanding	11,145,670	10,726,205

Diluted weighted average shares
outstanding	12,348,629	11,202,789

j2 Global Communications, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2003	December 31, 2002

ASSETS
Cash and cash equivalents	$38,729	$32,777
Accounts receivable, net	4,770	5,082
Prepaid expenses and other	1,219	1,408

Total current assets	44,718	39,267
Furniture, fixtures and equipment, net	6,171	6,500
Goodwill and other purchased intangibles, net	17,447	17,324
Other assets	958	1,002

Total assets	$69,294	$64,093

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,307	$3,948
Deferred revenue	2,944	2,615
Current portion of long-term debt	486	596

Total current liabilities	5,737	7,159
Capital lease payable	225	141
Long-term debt	66	111

Total liabilities	6,028	7,410
Total stockholders’ equity	63,266	56,683

Total liabilities and stockholders’ equity	$69,294	$64,093

j2 Global Communications, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve months ended
	March 31,

	2003	2002

Cash flows from operating activities:
Net earnings	$5,033	$1,741
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	919	912
Non-cash income tax expense	203	--
Compensation in exchange for note reduction	43	43
Cumulative change in accounting principle	--	(225)
Decrease (increase) in:
Accounts receivable	341	(150)
Interest receivable	(18)	(37)
Prepaid expenses	243	224
Other assets	(91)	(306)
(Decrease) increase in:
Accounts payable	(1,644)	(686)
Deferred revenue	279	224

Net cash provided by operating activities	5,308	1,740

Cash flows from investing activities:
Repayments of note receivable	20	103
Advance of note receivable	(11)	--
Purchases of furniture, fixtures and equipment	(300)	(546)
Acquisition of a business, net of cash received	(175)	--
Proceeds from sale of equipment	73	--

Net cash used in investing activities	(393)	(443)

Cash flows from financing activities:
Exercise of stock options	1,257	--
Proceeds from common shares issued under ESPP	90	--
Repayments of long-term debt, net	(310)	(208)

Net cash provided by (used in) financing activities	1,037	(208)

Net increase in cash	5,952	1,089
Cash and cash equivalents, beginning of year	32,777	19,087

Cash and cash equivalents, end of period	$38,729	$20,176

j2 Global Communications, Inc.
Unaudited Reconciliation of Free Cash Flow
(in thousands)

Free Cash Flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes. The following table illustrates the adjustments and reconciles Free Cash Flow data to that reported in the financial statements.

	Three months ended
	March 31,

	2003	2002

Net cash provided by operating activities	$5,308	$1,740
Deduct:
Purchases of furniture, fixtures and equipment	(300)	(546)

Free Cash Flow (1)	$5,008	$1,194

(1)

Free cash flow represents cash flow from operations calculated in accordance with generally accepted accounting principles (“GAAP”) after deducting capital expenditures. The Company believes that free cash flow is a useful measure of operating performance because it better reflects the resources generated that could be utilized for strategic opportunities including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. Free Cash Flow is not determined in accordance with GAAP and should not be considered as an alternative to historical financial results presented in accordance with GAAP.